Exhibit 99.1
Exhibit G

A.  Unaudited Financial Projections

The Debtors believe that the Plan meets the feasibility requirement set forth in section 1129(a)(11) of the Bankruptcy Code, as confirmation is not likely to be followed by liquidation or the need for further financial reorganization of the Debtors or any successor under the Plan. In connection with the development of a plan of reorganization and for the purposes of determining whether such plan would satisfy this feasibility standard, the Debtors analyzed their ability to satisfy their financial obligations while maintaining sufficient liquidity and capital resources. The Debtors prepared financial projections (the “Projections”) for the balance of the 2014 calendar year, and for 2015 through 2018 (the “Projection Period”).  The Debtors do not, as a matter of course, publish their business plans or strategies, projections or anticipated financial position. Accordingly, the Debtors do not anticipate that they will, and disclaim any obligation to, furnish updated business plans or projections to holders of Claims or other parties in interest after the Confirmation Date, or to include such information in documents required to be filed with the SEC or otherwise make such information public, unless required to do so by the SEC or other regulatory body pursuant to the provisions of the Plan.

In connection with the planning and development of the Plan, the Projections were prepared by the Debtors to present the anticipated impact of the Plan. The Projections assume that the Plan will be implemented in accordance with its stated terms. The Projections are based on forecasts of key economic variables and may be significantly impacted by, among other factors, changes in the political environment of the countries where the Debtors operate, regulatory changes and/or a variety of other factors, including those factors listed in the Plan and the Disclosure Statement. Accordingly, the estimates and assumptions underlying the Projections are inherently uncertain and are subject to significant business, economic and other uncertainties. Therefore, such Projections, estimates and assumptions are not necessarily indicative of current values or future performance, which may be significantly less or more favorable than set forth herein.

The Projections included herein were finalized in September of 2014. The Projections should be read in conjunction with the significant assumptions, qualifications and notes set forth below.

THE DEBTORS PREPARED THE PROJECTIONS WITH THE ASSISTANCE OF THEIR PROFESSIONALS. THE DEBTORS DID NOT PREPARE SUCH PROJECTIONS TO COMPLY WITH THE GUIDELINES FOR PROSPECTIVE FINANCIAL STATEMENTS PUBLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS AND THE RULES AND REGULATIONS OF THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION. EXCEPT FOR PURPOSES OF THE DISCLOSURE STATEMENT, THE DEBTORS DO NOT PUBLISH PROJECTIONS OF THEIR ANTICIPATED FINANCIAL POSITION OR RESULTS OF OPERATIONS.

MOREOVER, THE PROJECTIONS CONTAIN CERTAIN STATEMENTS THAT ARE “FORWARD-LOOKING STATEMENTS” WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE STATEMENTS ARE SUBJECT TO A NUMBER OF ASSUMPTIONS, RISKS, AND UNCERTAINTIES, MANY OF WHICH ARE BEYOND THE CONTROL OF THE DEBTORS, INCLUDING THE IMPLEMENTATION OF THE PLAN, THE CONTINUING AVAILABILITY OF SUFFICIENT BORROWING CAPACITY OR OTHER FINANCING TO FUND OPERATIONS, ACHIEVING OPERATING EFFICIENCIES, EXISTING AND FUTURE GOVERNMENTAL REGULATIONS AND ACTIONS OF GOVERNMENTAL BODIES, INDUSTRY-SPECIFIC RISK FACTORS (AS DETAILED IN [SECTION XI.] OF THIS DISCLOSURE STATEMENT ENTITLED “[CERTAIN RISK FACTORS TO BE CONSIDERED]”), AND OTHER MARKET AND COMPETITIVE CONDITIONS. HOLDERS OF CLAIMS AND INTERESTS ARE CAUTIONED THAT THE FORWARD-LOOKING STATEMENTS SPEAK AS OF THE DATE MADE AND ARE NOT GUARANTEES OF FUTURE PERFORMANCE. ACTUAL RESULTS OR DEVELOPMENTS MAY DIFFER MATERIALLY FROM THE EXPECTATIONS EXPRESSED OR IMPLIED IN THE FORWARD-LOOKING STATEMENTS, AND THE DEBTORS UNDERTAKE NO OBLIGATION TO UPDATE ANY SUCH STATEMENTS.

THE PROJECTIONS, WHILE PRESENTED WITH NUMERICAL SPECIFICITY, ARE NECESSARILY BASED ON A VARIETY OF ESTIMATES AND ASSUMPTIONS WHICH, THOUGH CONSIDERED REASONABLE BY THE DEBTORS, MAY NOT BE REALIZED AND ARE INHERENTLY SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC, INDUSTRY, REGULATORY, LEGAL, MARKET, AND FINANCIAL UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE REORGANIZED DEBTORS’ CONTROL. THE DEBTORS CAUTION THAT NO REPRESENTATIONS CAN BE MADE OR ARE MADE AS TO THE ACCURACY OF THE PROJECTIONS OR TO THE REORGANIZED DEBTORS’ ABILITY TO ACHIEVE THE PROJECTED RESULTS. SOME ASSUMPTIONS INEVITABLY WILL BE INCORRECT. MOREOVER, EVENTS AND CIRCUMSTANCES OCCURRING SUBSEQUENT TO THE DATE ON WHICH THE DEBTORS PREPARED THESE PROJECTIONS MAY BE DIFFERENT FROM THOSE ASSUMED, OR, ALTERNATIVELY, MAY HAVE BEEN UNANTICIPATED, AND THUS THE OCCURRENCE OF THESE EVENTS MAY AFFECT FINANCIAL RESULTS IN A MATERIALLY ADVERSE OR MATERIALLY BENEFICIAL MANNER. EXCEPT AS OTHERWISE PROVIDED IN THE PLAN OR THIS DISCLOSURE STATEMENT, THE DEBTORS AND REORGANIZED DEBTORS, AS APPLICABLE, DO NOT INTEND AND UNDERTAKE NO OBLIGATION TO UPDATE OR OTHERWISE REVISE THE PROJECTIONS TO REFLECT EVENTS OR CIRCUMSTANCES EXISTING OR ARISING AFTER THE DATE THE DISCLOSURE STATEMENT IS INITIALLY FILED OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS. THEREFORE, THE PROJECTIONS MAY NOT BE RELIED UPON AS A GUARANTY OR OTHER ASSURANCE OF THE ACTUAL RESULTS THAT WILL OCCUR. IN DECIDING WHETHER TO VOTE TO ACCEPT OR REJECT THE PLAN, HOLDERS OF CLAIMS MUST MAKE THEIR OWN DETERMINATIONS AS TO THE REASONABLENESS OF SUCH ASSUMPTIONS AND THE RELIABILITY OF THE PROJECTIONS AND SHOULD CONSULT WITH THEIR OWN ADVISORS.

The Projections should be read in conjunction with the assumptions, qualifications, and explanations set forth in this Disclosure Statement, and the Plan in their entirety, and the historical consolidated financial statements (including the notes and schedules thereto) and other financial information as submitted in the Debtors’ Monthly Operating Reports filed with the Bankruptcy Court.

B.	Assumptions to the Projections

1.	General Assumptions

Presentation. The Projections are presented on a consolidated basis, including estimates of operating results for GGS’ Debtor and non-Debtor entities, combined.

Methodology.  In developing the Projections, the Debtors utilized information from various sources including results from recent projects completed and bids won, and current market research.  The Debtors discussed strategy and future market opportunities with management directly overseeing operations for the various regions that it operates, namely Latin America, (“LATAM”), Europe, Africa, Middle East, (“EAME”), and North America, (“NAM”).  Regional managers were asked to identify specific target areas and customers.  Projections were prepared on a crew-by-crew, region-by-region basis, and then consolidated and reviewed with senior management.

Plan Consummation.  The Projections assume that a Plan will be confirmed or consummated on or about December 31, 2014.

Other.  Unless otherwise indicated, an annual inflation rate of 2% has been applied to revenues and expenses over the Projection Period.

Operating Plan.  GGS operates in two business segments; Proprietary Services and Multi-Client Services.  In its Proprietary Services segment, GGS provides seismic data acquisition, microseismic monitoring, data processing, and interpretation services on a proprietary basis where the client ultimately owns the output of such efforts.  GGS also offers seismic data acquisition services in a Multi-client structure where GGS sets the specifications of the program (with input from its clients), generally handles all aspects of the acquisition, from permitting to processing, and maintains ownership of the seismic data and associated rights after the project is completed, including any future revenue stream. In return for their participation in a Multi-client Services project, GGS’ customers receive a non-exclusive license to a designated portion of the underlying seismic data acquired. GGS includes the seismic data sets that it has acquired through Multi-client shoots in its seismic data library. The seismic data sets are then licensed to clients on a non-exclusive basis.

GGS currently has an international footprint with experience operating in the majority of the significant oil and gas basins worldwide.  GGS operates globally in many challenging environments including marshes, forests, jungles, arctic climates, mountains and deserts.  GGS’ experience includes projects in Kenya, Mexico, Colombia, Paraguay, Argentina, Chile, Peru, Georgia, Uganda, Algeria, Iraq, Oman, India, Poland and Brazil.  GGS’ Projections were prepared in support of GGS’ strategy to weight its business more heavily towards large high channel-count Proprietary projects in international markets. Multi-client business that GGS does engage in will be more disciplined and focused on projects with a high percentage of pre-funding. As such, the Projections reflect a decreasing proportion of revenues from Multi-client Data Library Pre-Commitment revenues. An overview of GGS’ current and forecasted activities by region is outlined below:

a.	Proprietary and Multi-Client Acquisition Business.

North America, (“NAM”). The North American land seismic market remains highly fragmented with a large number of players.  The market is comprised of substantially smaller lot sizes than in the international marketplace.  As a consequence, margin rates in North America (excluding Alaska) are generally lower than in the international market and crew size tends to be substantially smaller. The market is expected to remain highly competitive with margin rates in line with historical performance.  A developing growth market in North America is in Unconventional Resources - resources found in atypical geological locations - where high quality 3D seismic is becoming an important tool during the development phase. As the Unconventional plays mature, demand for the type of seismic services that GGS provides should increase.  One of GGS’ key competitive advantages is its ability to perform complex, high channel count projects at a lower cost than its competitors due to its nodal system and to provide an integrated offering (acquisition, processing, microseismic & analysis/consulting). This advantage is most evident in projects in Alaska, in the Unconventionals, and in relatively large multi-client programs in the lower 48 states.

Over the Projection Period, GGS has assumed it will continue to maintain its current level of proprietary seismic acquisition business in Alaska during the winter months, and then shift to the lower 48 states during the summer months, where it will focus on Multi-client acquisition projects.

Latin America, (“LATAM”). The Latin American market remains a strong market for GGS, but it is not without significant country-specific challenges. Within this region in 2014 through mid-September, GGS has largely operated in Brazil, and Colombia. As existing reservoirs and wells are depleted in Colombia, GGS believes the demand for seismic activity should increase.  In Brazil, the market is characterized by the importance of two frontier basins – the Parana and Paranaiba – and the Northeast coast blocks.  To date, GGS has largely been focused on 2D road Vibroseis work in the Parana and Paranaiba.  GGS believes that it will be able to convert to 3D work in these regions.  GGS has a competitive advantage in this country, as it remains the only company with vibrators and nodal technology.  GGS believes there are opportunities in other LATAM countries, some of which it has worked in before.  Such countries include Argentina, Bolivia, Chile, Ecuador, Paraguay, Peru, Uruguay, and Venezuela.

Europe, Africa, Middle East, (“EAME”). Within this region in 2014 through mid-September, GGS has largely operated in Kenya, the UAE, and in Kurdistan. This market is characterized by high channel-count crews – large 3D crews allow for greater efficiency and in turn, can both technically and financially disqualify competition. Clients demand new equipment and the latest technology for the largest projects in the region.  The Projections reflect GGS’ intent to continue to focus on core markets in the EAME region including Kurdistan, East and North Africa, and the Arabian Peninsula.  GGS believes that significant opportunities exist in Algeria, Libya, and Egypt, should political unrest be resolved, and that it may be able to make inroads into additional markets, including Tanzania, South Sudan, Uganda, Somaliland, and Ethiopia in Africa.

b.	Multi-Client Late Sales.

North America and Brazil. GGS continues to focus on monetizing its Multi-client data library, which is largely comprised of data in North America, with a much smaller portion in Brazil.  Earlier this year, GGS had estimated approximately ~$55 million in gross late sales for 2014 (including $7million in Brazil).  As indicated in the updated Projections, through July 2014 with five months left in the 2014 forecast period, GGS has already recognized approximately $46 million in late sales.

c.	Other Business Units.

GGS provides an integrated suite of seismic data solutions to the global oil and gas industry, including seismic data acquisition, microseismic monitoring, data processing and interpretation services, as well as seismic data recording equipment known as the AUTOSEIS® High Definition Recorder (“HDR”) system. Such services are included in the Projections in “Other Business Units”.

GGS’ believes one of its key competitive advantages is its ability to perform complex, high channel count projects at a lower cost than competitors since it can internally source nodal system HDR units from AUTOSEIS®.  As channel requirements for future projects are expected to increase, GGS should maintain this competitive advantage.

GGS has been focusing its efforts on building a Proprietary processing business, establishing a consulting business, creating technical consistency and best practices, and in improving operational performance.  GGS estimates moderate organic growth in this market segment over the Projection Period.

2.	Assumptions With Respect to the Projected Income Statement

Revenues. In the Projections, “Proprietary Revenues” includes revenues generated from proprietary acquisition services rendered, and revenues generated by Other Business Units providing microseismic monitoring, data processing, interpretation services and seismic equipment sales. The “Multi-client Data Library Pre-Commitment” line item includes revenues generated from Multi-client acquisition services, and the “Multi-client Data Library Late Sales” line item includes revenues generated from data sold to third parties.

Salaries & Employee Expenses.  Total Salaries & Employee Expenses include expenses projected (i) at the crew level for expenses related to personnel in the field working directly on projects, (ii) at the business unit level in the case of Other Business Units, and (iii) at a departmental level, by region, for expenses related to personnel included in corporate overhead.  In the Projections, Salaries & Employee Expenses relating to (i) or (ii) were calculated as a percentage of revenues based on a number of factors including market trends and historical and current results for similar projects / business within the same region. For Salaries & Employee expenses related to personnel included in corporate overhead, such personnel were reviewed on an individual basis in connection with the 2014 forecast initially provided to lenders and their advisors earlier this year. To estimate expenses over the Projection Period, an assumption of a 2% inflation rate was applied to the run rate for each overhead group by region at the end of the year, with the exception of U.S. General and Administrative group, for which a 4% inflation rate was applied to account for the hiring of additional professionals in the areas of tax and Finance.

Multi-client Data Library Commissions.  In March of 2013, GGS entered into a License and Marketing Agreement with SEI-GPI JV LLC, a limited liability company jointly owned by Seismic Exchange, Inc. and Geophysical Pursuit, Inc., (“SEI/GPI”). Under the terms of the agreement, SEI/GPI, as licensee, provides exclusive marketing services for a substantial portion of GGS’ North American onshore data library. SEI/GPI paid a $25.0 million non-refundable license fee upon execution of the agreement. SEI/GPI receives, as compensation for marketing the data, a commission of 43.3% on all gross revenues resulting from the sub-licensing of the data subject to the agreement. Revenues for estimated sub-licenses issued by SEI/GPI as licensee are presented herein at their gross sales value, with the commission expense being presented in the Multi-client Data Library Commissions line item on the Projected Income Statement.

Other Direct Expenses.  Other Direct Expenses include Materials, Maintenance & Supplies, Office & Admin., Camp & Commissary, Lease & Rent, and Subcontractors, among other items.  For purposes of the Projections, these items have been estimated on a combined basis over the Projection Period.

Indirect Expenses.  Indirect Expenses generally represent non-cash expenses and include the following;

(i)	Multi-Client Capitalization – Represents the capitalization of costs associated with a Multi-client acquisition project.

(ii)
Depreciation Expense, net, and Intangibles Amortization – Represents depreciation associated with Property and Equipment.  Intangibles Amortization largely relates to the amortization of software licenses.

(iii)
 Multi-Client Amortization – The Projections incorporate certain assumptions for the amortization of the book value for Multi-client data.  Amortization occurs when either Pre-Commitment or Late Sales revenues are recognized.  The amount of amortization is calculated as a percentage of such revenues.  In the event that no revenues occur for a particular data set, amortization referred to as “backstop” amortization, is applied such that the amortization period for a data set within the library does not exceed four years.

Assumption for Income Tax Expense (Benefit).  The Projections assume an annual tax liability of $8.5 million, paid as incurred.  The amount of taxes paid is highly dependent on the country in which the Company operates.  Based on the amount of taxes paid historically, this estimate seems reasonable.  However, actual tax amounts may vary materially from these estimates.

3.	Assumptions with Respect to the Projected Balance Sheet and Projected Statement of Cash Flows

Working Capital.  Contracts for providing international proprietary services generally require GGS to incur working capital for start-up expenditures to mobilize personnel and equipment to various foreign locations and for increased costs of complying with local regulatory requirements.  Such expenses and working capital needs are difficult to forecast and require expenditures in advance, in some cases months in advance, of when project revenues are received under such contracts.  This negatively impacts GGS’ liquidity during the early phases of such contracts.  As such, GGS’ working capital needs are difficult to predict with certainty. GGS may be subjected to significant and rapid increases in working capital needs that vary materially from Projections included herein.

GGS defers mobilization costs, transportation and other expenses incurred prior to the commencement of the recording of seismic data, capitalizes them on its Balance Sheet in “Mobilization Costs”, and amortizes them over the period of recording in a manner that coincides with the physical progression of the recording of the underlying seismic data.  GGS often collects payments in advance of work done and deferred fees related to the mobilization period, which it records on its Balance Sheet in “Deferred Revenue”.  Such amounts are recognized as earned under the terms of the related contract. For purposes of assessing cash flows in the Projections related to Mobilization Costs and Deferred Revenue, certain assumptions have been made with respect to the amounts and timing of such cash flows.  Actual results may differ materially from the estimates included herein.

Accounts Payable and Accounts Receivable in the Projections generally assume 30 day terms from recognition to collection.

Proforma Adjustments Related to Emergence and Exit Financing. The 2014F Balance Sheet included in the Projections presents a proforma view of December 31, 2014, assuming the effect of certain adjustments related to GGS’ emergence from bankruptcy and obtaining related exit financing. Refer to the Projected Balance Sheet, Projected Statement of Cash Flows, and footnotes on such schedules included in this exhibit for further information regarding the proforma adjustments assumed.  While the 2015 – 2018 Projections roll-forward the effect of such proforma adjustments, “fresh start” accounting principles have not been applied.  Interest expense on the new financing is estimated to be paid in the period incurred.  As the exit financing is not complete, terms of such financing including facility type, size, tenor, rate, amortization, and other terms are subject to change.  Actual terms of such exit financing may vary materially from assumptions incorporated into the Projections, herein.

Capital Expenditures. Projections for maintenance and growth capital expenditures were prepared with consideration of GGS’ current equipment inventory and estimates for growth and channel / equipment needs on a crew-by-crew basis.  Capital Expenditures were separately projected for Recording Equipment, General IT and Infrastructure, Building Improvements, and Other Depreciable Equipment.

C. PROJECTED INCOME STATEMENT (CONSOLIDATED)

($ in thousands)
	2014	F	2015	F	2016	F	2017	F	2018	F
Proprietary Revenues	$184,988		$236,550		$262,066		$299,197		$325,819
Multi-Client Data Library Pre-Commitment	32,998		32,500		28,050		28,611		29,183
Multi-Client Data Library Late Sales	69,326		50,000		51,000		48,450		45,900
Total Revenues	287,311		319,050		341,116		376,258		400,903
Total Salaries & Employee Expenses	89,012		98,572		106,600		118,444		126,837
Multi-Client Data Library Commissions	25,505		21,604		19,610		18,146		16,676
Other Direct Expenses	139,835		141,969		153,220		172,720		184,930
Total Direct Expenses	254,352		262,145		279,430		309,310		328,443
Multi-Client Capitalization	(14,585)		(28,543)		(26,171)		(29,295)		(29,881)
Depreciation Expense, net and Intangibles Amortization	32,651		27,672		29,143		27,640		26,070
Multi-Client Amortization	71,822		77,653		88,541		49,093		29,324
Other Indirect Expenses	(3,837)		1,515		-		-		-
Total Crew Expenses	340,404		340,442		370,942		356,748		353,956

TOTAL INCOME (LOSS) FROM OPERATIONS	(53,092)		(21,392)		(29,826)		19,510		46,947

(GAIN) / LOSS ON DISPOSAL OF PP&E	(6,375)		(3,000)		(3,000)		(3,000)		(3,000)
Other (Income) / Expense	129		-		-		-		-

EBIT, BEFORE RESTRUCTURING COSTS	(46,847)		(18,392)		(26,826)		22,510		49,947
Margin %	(16.3%)		(5.8%)		(7.9%)		6.0%		12.5%

Restructuring Costs (1)	53,599		-		-		-		-
Interest Expense	26,979		11,374		10,811		10,624		10,217
ASSUMPTION FOR INCOME TAX EXPENSE (BENEFIT)	8,500		8,500		8,500		8,500		8,500

INCOME (LOSS) AFTER INCOME TAXES	(135,925)		(38,266)		(46,137)		3,386		31,230

Calculation of Normalized EBITDA:
EBIT, BEFORE RESTRUCTURING COSTS (from above)	(46,847)		(18,392)		(26,826)		22,510		49,947
Depreciation Expense (ex-Capitalized Portion)	32,046		26,047		27,740		26,209		24,610
Multi-Client Data Library Amortization	71,822		77,653		88,541		49,093		29,324
EBITDA	57,022		85,308		89,455		97,812		103,882
Stock-Based Comp and Other (2014 only)	4,776		-		-		-		-
Less: Non-Cash Multi-Client Revenue	(1,892)		-		-		-		-
Less: Cash Investment in Multi-Client Library	(13,979)		(26,918)		(24,769)		(27,865)		(28,422)
Cash EBITDA	45,926		58,390		64,686		69,947		75,460
Margin %	16.0%		18.3%		19.0%		18.6%		18.8%

Notes:
(1) One-time non-recurring costs related to 2014 Bankruptcy filing and restructuring.

D. PROJECTED BALANCE SHEET (CONSOLIDATED)

($ in thousands)	FOR THE YEARS ENDED,
			Emergence	Exit Financing
	2014	F	Adjustments	Adjustments	PF 2014F (1)	2015	F	2016	F	2017	F	2018	F
ASSETS
CURRENT ASSETS
Cash and cash equivalents (2)	$25,252		$(10,752)	$(4,500)	$10,000	$27,302		$42,350		$57,825		$86,564
Restricted cash investments	480		-	-	480	480		480		480		480
Rest. Cash - Collateral / Deposit Posted, Bankruptcy Impact	1		-	-	1	-		-		-		-
Accounts receivable, net	42,375		-	-	42,375	42,651		43,277		46,078		48,009
Inventory	107		-	-	107	107		107		107		107
Mobilization costs, net	25,908		-	-	25,908	9,321		9,505		9,693		9,884
Prepaid expenses and other current assets	2,168		(237)	-	1,931	1,931		1,931		1,931		1,931
TOTAL CURRENT ASSETS	96,290		(10,989)	(4,500)	80,801	81,791		97,649		116,112		146,974

Multi-Client Library, net	135,193		-	-	135,193	86,083		23,713		3,915		4,472
Property and Equipment, net	65,991		-	-	65,991	65,266		64,796		66,177		66,046
Goodwill	10,967		-	-	10,967	10,967		10,967		10,967		10,967
Intangible Assets, net	8,471		-	-	8,471	7,798		8,170		9,604		11,362
Debt Issuance Costs, net	5,339		(5,339)	4,500	4,500	3,588		2,688		1,788		888
Other Assets	396		-	-	396	396		396		396		396
TOTAL ASSETS	$322,647		$(16,328)	$-	$306,319	$255,889		$208,380		$208,959		$241,106

LIABILITIES AND STOCKHOLDERS’ EQUITY (3)
CURRENT LIABILITIES
Pre-Petition Accounts payable and accrued expenses	14,896		(14,896)	-	-	-		-		-		-
Post-Petition Accounts payable and accrued expenses	35,475		(11,725)	-	23,750	22,237		22,323		25,025		26,815
Pre-Petition Accrued interest payable (Sr. Notes)	10,514		(10,514)	-	-	-		-		-		-
Income and other taxes payable	4,637		-	-	4,637	4,637		4,637		4,637		4,637
Deferred revenue	13,589		-	-	13,589	6,459		6,581		6,706		6,832
Other payables	382		-	-	382	382		382		382		382
TOTAL CURRENT LIABILITIES	79,492		(37,135)	-	42,358	33,714		33,923		36,749		38,665

Other Liabilities	206		-	-	206	206		206		206		206

DEBT:
Debtor-in-Possession Facility	151,881		(151,881)	-	-	-		-		-		-
10.5% Senior Notes due May 1, 2017	250,000		(250,000)	-	-	-		-		-		-
Promissory Notes	8,004		(8,004)	-	-	-		-		-		-
New R/C Facility (Exit Financing)	-		-	-	-	-		-		-		-
New Term Loan (Exit Financing)	-		-	100,000	100,000	98,986		97,986		96,986		95,986
POR Notes Issued to GUCs / Priority Tax Claims (Exit Financing)	-		-	5,800	5,800	5,212		4,632		-		-
Notes Payable - Insurance	10		-	-	10	-		-		-		-
Capital Lease Obligations	1,909		-	-	1,909	-		-		-		-
Unamortized OID	(4,070)		4,070	-	-	-		-		-		-
						-		-		-		-
TOTAL DEBT	407,734		(405,814)	105,800	107,719	104,198		102,618		96,986		95,986

TOTAL LIABILITIES	487,432		(442,949)	105,800	150,283	138,118		136,747		133,941		134,857

Commitments and Contingencies	-		-	-	-	-		-		-		-
Common Stock	(500)		-	-	82,281	82,281		82,281		82,281		82,281
Additional paid-in capital (including $8.7MM of Preferred Stock in 2014)	274,041		(8,696)	-	265,345	265,345		265,345		265,345		265,345
Accumulated deficit	(342,795)		435,817	(188,081)	(95,058)	(133,324)		(179,462)		(176,076)		(144,846)
Subtotal	(68,254)		426,622	(105,800)	252,567	214,301		168,164		171,550		202,779
Less: Treasury Stock, At Cost	96,531		-	-	96,531	96,531		96,531		96,531		96,531
TOTAL STOCKHOLDERS’ EQUITY	(164,785)		426,622	(105,800)	156,036	117,770		71,633		75,019		106,248
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$322,647		$(16,328)	$-	$306,319	$255,889		$208,380		$208,959		$241,106

Notes:
(1) Proforma Balance Sheet shown at post-emergence date, assumed to be 12/31/14, which does not reflect fresh-start accounting. Valuation of $190 million assumed, with excess cash of zero for purposes of calculating an enterprise value.

(2) Refer to "Notes" to Projected Statement of Cash Flows (Consolidated) for cash flows relating to proforma adjustments.
(3) Liabilities and debt amounts reflect actual amounts booked by the Company through July 2014 and may not be reflective of filed and resolved claim amounts.

E. PROJECTED STATEMENT OF CASH FLOWS (CONSOLIDATED)

($ in thousands)
	2014	F	2015	F	2016	F	2017	F	2018	F

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss), attributable to common shareholders	$(135,925)		$(38,266)		$(46,137)		$3,386		$31,230
Adj. to recon. net income (loss) to net cash provided by operating activities:
Depreciation (net) and amortization expense	103,868		105,325		117,684		76,733		55,394
Non-cash revenues from Multi-client data exchange	(1,892)		-		-		-		-
Non-Cash Settlement Cost - TPG / Tennenbaum	10,116		-		-		-		-
Non-Cash Interest Expense / Accrued Interest	6,138		-		-		-
Deferred tax expense (benefit) (Non-US)	8,500		8,500		8,500		8,500		8,500
Cash Taxes Paid (Non-US)	(8,500)		(8,500)		(8,500)		(8,500)		(8,500)
Income and Other Taxes Payable	(2,507)		-		-		-		-
Debt Issuance Cost Amortization (and write-off in 2014)	9,548		913		900		900		900
Stock-based compensation	4,627		-		-		-		-
(Gain) loss on sale of assets	(6,375)		(3,000)		(3,000)		(3,000)		(3,000)
Other	158		-		-		-		-
Effects of changes in operating assets and liabilities:
Accounts receivable, net	8,705		(276)		(626)		(2,800)		(1,931)
Mobilization costs, net	(12,858)		16,587		(184)		(188)		(191)
Prepaid expenses and other current assets	4,240		0		-		-		-
Pre-Petition - Accounts payable and accrued expenses	(29,410)		-		-		-		-
Post Petition - Accounts payable and accrued expenses	35,475		(1,513)		87		2,701		1,790
Deferred revenue	(12,822)		(7,130)		122		124		127
Other	(1,109)		-		-		-		-
NET CASH PROVIDED BY OPERATING ACTIVITIES	(20,024)		72,639		68,845		77,856		84,318

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(15,354)		(24,774)		(26,546)		(27,954)		(25,197)
Purchase of intangibles	(317)		(1,500)		(2,500)		(2,500)		(2,500)
Cash Investment in Multi-client library	(13,980)		(28,543)		(26,171)		(29,295)		(29,881)
Investment in unconsolidated subsidiary / affiliate	183		-		-		-		-
Change in restricted cash investments	505		-		-		-		-
Proceeds from sale of assets	6,531		3,000		3,000		3,000		3,000
NET CASH USED IN INVESTING ACTIVITIES	(22,431)		(51,817)		(52,217)		(56,749)		(54,578)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds (issuance) from existing long-term debt issuance	(2,542)		-		-		-		-
Cash Posted as Collateral + Utility, BK impact	(1)		1		-		-		-
Note Payable - Insurance	10		(10)		-		-		-
Principal payments on Exit Financing Term Loan	-		(1,602)		(1,580)		(5,632)		(1,000)
Debt Issuance Costs	(4,630)		-		-		-		-
Principal payments on capital lease obligations	(3,855)		(1,909)		-		-		-
Dividends Paid	(166)		-		-		-		-
Issuances of stock, net	(8)		-		-		-		-
NET CASH PROVIDED BY FINANCING ACTIVITIES	(11,192)		(3,520)		(1,580)		(5,632)		(1,000)

CASH SURPLUS / (DEFICIT), BEFORE FINANCING	(53,648)		17,302		15,048		15,475		28,740

			-		-		-		-
Cash, Beginning Balance (1)	$18,900		$10,000		$27,302		$42,350		$57,825
Net Cash Flow	(53,648)		17,302		15,048		15,475		28,740
Debt Borrowing / (Paydown)	60,000		-		-		-		-
Cash, Ending Balance	$25,252		$27,302		$42,350		$57,825		$86,564
			-		-		-		-
NET CHANGE IN CASH, AFTER FINANCING	6,352		17,302		15,048		15,475		28,740

Notes:
(1) Beginning balance for 2015 is proforma for emergence and exit financing adjustments (refer to the Projected Balance Sheet, included herein). Reconciliation from ending cash, prior to adjustments:

December 31, 2014 ending cash balance (per above)	$25,252

Estimated cash outflows for emergence and exit financing	(26,212)

Add: Net Cash in from Equity Issuance	10,960

= Proforma December 31, 2014 ending cash balance	$10,000